UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------



IN RE:                                 In Proceedings For a
                                       Reorganization Under
                                       Chapter 11.
    LECHTERS N.Y.C., INC.et al.,       Case Nos. 01-41432 through 01-41483 (AJG)
                        ------                Jointly Administered

                             Debtors.
                             --------

--------------------------------------------------------------------------------
                            PERIODIC OPERATING REPORT
                                 FOR THE PERIOD
                          MAY 21, 2001 TO JULY 7, 2001

         The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of his knowledge.

         The undersigned also verifies that, to the best of his knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

DATED:  July 19, 2001
        Harrison, New Jersey               -------------------------------------
                                  By:      Daniel L. Anderton
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer



                                           Proskauer Rose LLP
                                           Counsel for the Debtors
                                                and Debtors-In-Possession
                                           1585 Broadway
                                           New York, NY 10036
                                           (212) 969-3000

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                                  JULY 7, 2001
                             (Amounts in thousands)
                                    UNAUDITED

                           A S S E T S

Current Assets:
         Cash                                                                     $   5,975
         Accounts receivable                                                          2,215
         Merchandise inventories                                                     59,400
         Prepaid expenses and other current assets                                    5,716
                                                                                  ---------
                           Total Current Assets                                      73,306

Property and equipment
         Fixtures and equipment                                                      45,505
         Leasehold improvements                                                      72,437
                                                                                  ---------
                                                                                    117,942
         Less accumulated depreciation and
         amortization                                                                82,580
                                                                                  ---------
         Net property and equipment                                                  35,362

Other assets                                                                          5,934
                                                                                  ---------
                           TOTAL ASSETS                                           $ 114,602
                                                                                  =========

         LIABILITIES AND SHAREHOLDERS' DEFICIT

Liabilities not subject to compromise
Current Liabilities:
         Accounts payable                                                         $   8,346
         Salaries, wages and other accrued expenses                                   8,842
         Taxes other than income taxes                                                1,229
         Other current liabilities                                                      151
                           Total Current Liabilities                                 18,568

Long-Term Debt:
         Secured borrowings under DIP credit facility                                27,704
                                                                                  ---------
                           Total long-term debt                                      27,704
                                                                                  ---------

                 Total liabilities not subject to compromise                         46,272


Other deferred credits                                                                6,914

Liabilities subject to compromise
         5% Convertible subordinated debentures                                      36,712
         Accounts payable                                                            13,210
         Accrued expenses                                                             7,547
         Estimated lease liabilities                                                 25,110
         Other liabilities                                                            2,173
                                                                                  ---------
              Total liabilities subject to compromise                                84,752

Shareholders' deficit
         Convertible preferred stock $100 par value                                  20,000
         Common stock, no par value                                                      58
         Additional paid-in-capital                                                  62,380

         Retained deficit                                                          (102,672)
                                                                                   --------

                                                                                    (20,234)
         Less: Treasury stock at cost                                               ( 3,102)
                                                                                   --------
                          Total Shareholders Deficit                                (23,336)
                                                                                  ---------

                          TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT             $ 114,602
                                                                                  =========

          See accompanying notes to consolidated financial statements.


                                      -2-




                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        MAY 21, 2001 THROUGH JULY 7, 2001
                (Amounts in thousands, except share and per share
                                    amounts)
                                    UNAUDITED

         Sales                                                                          $        29,338

         Cost of sales                                                                           25,126
                                                                                        ---------------

         Gross profit                                                                             4,212

         Selling, general and administrative expenses                                            11,708
                                                                                        ---------------


         Loss before interest, reorganization items and
              income tax benefit                                                                 (7,496)


         Reorganization items

              Professional fees                                                                     699
              Provision for rejected executory contracts                                         10,188
                                                                                        ---------------
                                                                                                 10,887

         Loss before interest and tax benefit                                                   (18,383)

         Net interest expense                                                                       688
                                                                                        ---------------

         Loss before tax benefit                                                                (19,071)

         Tax benefit                                                                                 --
                                                                                        ---------------

         Net loss                                                                        ($      19,071)
                                                                                        ===============

         Net loss per common share
              Basic and diluted                                                         ($         1.25)
                                                                                        ===============

         Weighted average common shares
              outstanding

         Basic and diluted                                                                   15,335,000
                                                                                        ===============


         See accompanying notes to the consolidated financial statements


                                      -3-

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                       CONSOLIDATED STATEMENT OF CASH FLOW
                        MAY 21, 2001 THROUGH JULY 7, 2001
                             (Amounts in thousands)
                                    UNAUDITED

CASH FLOWS FROM OPERATING ACTIVITIES:                                                   $        (19,071)

         Net loss

Adjustments to reconcile net loss to net cash
         provided by operating activities:
                  Depreciation and amortization                                                    1,340
                  Provision for rejected leases                                                   10,188
                  Other                                                                              192
                           Changes in operating assets and liabilities:
                                    Decrease in accounts receivable                                  422
                                    Decrease in merchandise inventories                            9,464
                                    Increase in prepaid expenses                                     (26)
                                    Increase in accounts payable,
                                            accrued salaries, wages and other accrued
                                            expenses and taxes other than income taxes             5,700
                                    Increase in other assets                                         (50)
                                                                                        ----------------


                  NET CASH PROVIDED BY OPERATING ACTIVITIES                                        8,159


Cash flows from investing activities:

                  Capital expenditures                                                              (108)
                                                                                        ----------------


                  NET CASH USED IN INVESTING ACTIVITIES                                             (108)


Cash flows from financing activities:

                  Repayment of borrowings under the DIP credit facility                           (5,996)
                                                                                        ----------------

                  NET CASH USED BY FINANCING ACTIVITIES                                           (5,996)
                                                                                        ----------------

NET INCREASE IN CASH                                                                               2,055

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                     3,920
                                                                                        ----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                $          5,975
                                                                                        ================


         See accompanying notes to the consolidated financial statements

                                      -4-



                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

                  On May 21, 2001, the Company and its subsidiaries
         (collectively the "Debtors") filed voluntary petitions (the "Filing") with the United States Bankruptcy Court for the Southern District of the New York (the "Bankruptcy Court") for reorganization under Chapter
         11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The
         Chapter 11 cases Nos. 01-41432 through 01 41 483 (AJG) have been consolidated for the purpose of joint administration. The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with the American Institute of Certified Public Accountants
         Statement of Position 90-7 "Financial Reporting by Entities in
         Reorganization under the Bankruptcy Code", and have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the normal course of business. The Consolidated Financial Statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the period presented have been included.

                  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended
         February 3, 2001. Due to the seasonal nature of the Company's sales, the results of operations for the period of May 21, 2001 to July 7, 2001, the initial period for this periodic operating report, are not necessarily indicative of the operating results for the full year.

2.       REORGANIZATION CASE

                  As a result of the Filing, actions to collect pre-petition indebtedness are stayed and other contractual obligations against the Debtors may not be enforced. In addition, under the Bankruptcy Code, the Debtors may assume or reject executory contracts, including lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court in accordance with the reorganization process.
         Substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted on by the creditors and equity holders and approved by the Bankruptcy Court. Although the Debtors expect to file a reorganization plan or plans that provide for emergence from bankruptcy, there can be no assurance that a reorganization plan or plans will be proposed by the Debtors or confirmed by the Bankruptcy Court or that any such plan will be consummated.

                  As provided by the Bankruptcy Code, the Debtors have the exclusive right to submit a plan of reorganization for 120 days from the date of filing of the voluntary petitions. Further extension may be sought and may be granted or rejected by the Bankruptcy Court. If the Debtors fail to file a plan of reorganization during such period or if such plan is not accepted by the required number of creditors and equity holders, any party in interest may subsequently file its own plan of reorganization for the Debtors. A plan of reorganization must be confirmed by the Bankruptcy Court, upon certain findings being made by the Bankruptcy Court which are

                                      -5-

         required by the Bankruptcy Code. The Bankruptcy Court may confirm a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity holders if certain requirements of the Bankruptcy Code are met. A plan of reorganization could also result in holders of the Common Stock receiving no value for their interest.

3.       DEBTOR-IN-POSSESSION CREDIT FACILITY

                  On June 12, 2001, the Bankruptcy Court issued a final order
         (the "Final DIP Order") that (among other things): approved an $86 million debtor-in-possession senior secured financing facility (the
         "DIP Credit Facility") to fund the Debtors' ongoing operating needs during its financial restructuring; and ratified certain actions taken by the Company pursuant to the Bankruptcy Court's interim order dated
         May 22, 2001, which included execution and delivery of a Loan and Security Agreement dated as of May 22, 2001 (the "DIP Loan Agreement"), among the Company, most of its operating subsidiaries, Fleet Retail
         Finance Inc. ("Fleet") and a group of lenders including Fleet
         (collectively, the "DIP Lenders"). The Debtors who are not borrowers are guarantors and pledgors under the DIP Credit Facility.

                  The Final DIP Order authorized the Company to continue to obtain financing and be obligated under the DIP Loan Agreement and related loan documents and grant security interests to Fleet as agent under the DIP Credit Facility in all of the assets and properties of the Company and the other Borrowers and guarantors (i.e., all of the Debtors) under the DIP Loan Agreement and other loan documents (said liens and security interests excluding the debtors' leasehold interest and certain causes of action arising under the Bankruptcy Code but including the proceeds of leasehold interests). The Final DIP Order provides that in the event of any conflict with the DIP Loan Agreement or any other loan document, the provisions of the Final DIP Order control.

                  The Final DIP Order required the Company and other Debtors to repay their obligations under their pre-petition secured credit facility with Fleet and certain other Lenders (the "Pre-Petition
         Secured Debt"). However, the Final DIP Order provides that the Debtors' repayment of the Pre-Petition Secured Debt is without prejudice to the right of the Official Unsecured Creditors' Committee (the "Committee") for a 120-day period following the Committee's retention of counsel, to seek to avoid any security interest claimed as collateral for the Pre-Petition Secured Debt or the disgorgement of any payment made by the Debtors with respect thereto.

                  The Final DIP Order provides that the DIP Credit Facility will be allowed a superpriority administrative expense claim under the Bankruptcy Code, subject only to mandatory fees and expenses, recoveries on avoidance actions and an agreed upon carve-out of $750,000 for professional fees and disbursements and the expenses of the Committee.

                  The DIP Loan Agreement provides for a committed revolving line of credit of a maximum of $80,000,000 (the "Revolving Credit") from the DIP Lenders and a Tranche B Senior Secured Subordinated Term Loan of
         $6,000,000 (the "Tranche B Loans") from Back Bay Funding Capital LLC, as a Junior Secured Tranche B Lender. The DIP Credit Facility matures on the first to occur of: (a) May 31, 2003; (b) upon acceleration of the liabilities thereunder of Fleet, as Agent, following the occurrence of an Event of Default (as defined in the DIP Loan Agreement); or (c) the Effective Date of a Plan of Reorganization filed in the Company's bankruptcy proceedings.

                  The Company's maximum borrowing (the "Borrowing Base") under the DIP Credit Facility may not exceed the lesser of: (a) $86 million
         (with the Tranche B Loan); and (b) the total of (i) the cost value of the Company's acceptable inventory, including eligible letter of credit inventory; times the overall inventory advance rate (83% during January
         - August and 88% during September - December of each year), plus (ii)
         85% of the Company's acceptable credit card receivables; minus (iii) applicable carve outs and reserves. As of July 6, 2001, there were $27,704,000 in direct borrowings under the DIP Credit Facility exclusive of letters of credit and the remaining availability (reduced by outstanding letters of credit) was $14,820,000. The DIP Loan
         Agreement requires a minimum availability of $4,000,000 through December 15, 2001, and $6,000,000 thereafter.

                                      -6-



                  The DIP Credit Facility contains certain covenants, including limitations on capital expenditures, indebtedness and transactions with affiliates and a prohibition on the payment of dividends, other than scheduled payments of preferred dividends by the Company and dividends paid to the Company by its subsidiaries. The DIP Loan Agreement restricts to $7,500,000 the Company's permitted capital expenditures for any year, and continues the previously agreed upon cash management account with Fleet.

                  Advances under the Revolving Credit facility will bear interest per annum at the Fleet base rate plus the applicable margin
         (1.00% through June 2002 and 0.50% to 1.00% thereafter) or the Eurodollar rate plus the applicable margin (2.75% through June 2002 and 2.25% to 2.75% thereafter), at the Company's option. After June 2002, the applicable margins are determined based upon the Company's excess availability under the DIP Credit Facility.

                  The Company pays an unused line fee of 0.50% per annum on the average unused portion of the Revolving Credit facility, a standby letter of credit fee equal to the applicable Eurodollar margin (2.75% through June 2002 and 2.25% to 2.75% thereafter) of the total face amount of each outstanding letter of credit, a documentary letter of credit fee equal to the applicable Eurodollar margin less 50 basis points (2.25% through June 2002 and 1.75% to 2.25% thereafter) per annum of the total face amount of each outstanding letter of credit and certain other fees. The Tranche B Loan bears interest at 16.00% per annum, with the Debtors having the option to pay in kind all or a portion of interest in excess of 13.5% on the first day of each calendar month. The Tranche B Loan required the payment at closing of a commitment fee of 3% of the principal amount of the Tranche B Loan, and provides for, among other things, the payment of an anniversary fee on the first anniversary of the closing equal to 2% of the then outstanding principal balance of the Tranche B Loan.

                  Neither the Final DIP Order nor the DIP Credit Facility permit the Company to repay, prepay, redeem, defease or repurchase its 5% convertible subordinated debentures or other pre-petition indebtedness
         (other than the Pre-Petition Secured Debt) other than to the extent permitted by a Reorganization Plan approved by the lenders and the Bankruptcy Court.

4.       REORGANIZATION ITEMS

                  In connection with the Filing and the Company's reorganization proceedings, the Company incurred professional fees and other reorganization related expenses of approximately $699,000 for the period May 21, 2001 to July 7, 2001.

                  Cash payments related to reorganization items for professional fees and other reorganization items were approximately $298,000 and $78,000, respectively.

5.       REORGANIZATION ITEMS-PROVISION FOR REJECTED EXECUTORY CONTRACTS

                  The provision for rejected executory contracts of $10,188,000 reflected on the Consolidated Statement of Operations represents the increase in the estimated liabilities for leases terminated over the $14,922,000 established in the Fourth Quarter of Fiscal Year 2000 for stores closed pursuant to the Company's Strategic Restructuring Plan and is reflected on the Consolidated Balance Sheet as part of the Liabilities Subject to Compromise. The total represents the Company's current estimate of allowable claims for rejected leases under the Bankruptcy Code. These amounts will be subject to revision in the future based on actual claims to be submitted for rejected contracts and leases.

6.       NET LOSS PER SHARE

                  Basic net loss per share data were computed by dividing net loss, reduced by the Convertible Preferred Stock Dividend requirement, by the weighted average number of common shares outstanding during the period May 21, 2001 to July 7, 2001. With respect to diluted net loss per share, stock options, which are potential common shares, were excluded from the weighted average of outstanding shares because inclusion would reduce the loss per share. With respect to the Company's 5% Convertible Subordinated Debentures and the Company's
         Convertible Preferred Stock, for the purpose of computing diluted net loss per share, the assumed conversion of such debentures and such preferred stock would reduce the diluted loss per share for the period
         May 21, 2001 to July 7, 2001.

                                      -7-



LECHTERS, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION                  CASE NOS. 01-41432 Through 01-41483 (AJG)



SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
FOR THE PERIOD MAY 21, 2001 TO JULY 7, 2001


Gross Wages Paid                                                                $          6,118,264

Payroll Taxes Withheld
     Federal Income Tax                                                         $            721,305
     FICA                                                                                    437,485
     State Income Tax                                                                        155,786
     Disability                                                                               13,789
     Local Income Tax                                                                         15,087
                                                                                ---------------------
          Total Payroll Taxes Withheld                                          $          1,343,452
                                                                                ====================


Employer Tax Contributions
     FICA                                                                       $            437,485
     Federal Unemployment                                                                     15,379
     State Unemployment                                                                       53,521
                                                                                ---------------------
          Total Employer Tax Contributions                                      $            506,385
                                                                                ====================

Gross Taxable Sales                                                             $         28,260,902
                                                                                --------------------

Sales Tax Collected                                                             $          1,946,570
                                                                                --------------------

Property Taxes Paid on Real
     and Personal Property                                                      $            791,734
                                                                                --------------------


                                      -8-